CERTIFICATION PURSUANT TO
    18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amalgamated Acquisition Corp. (the "Company") on Form 10- KSB for the period ended December 31, 2010, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report'), I, Wang Xiao Peng, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 20, 2011

/s/ Wang Xiao Peng
Wang Xiao Peng, President and Chief Executive Officer
Principal Executive Officer &
Principal Financial Officer